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                                                                      EXHIBIT 22


                        SUBSIDIARIES OF THE REGISTRANT



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


                                  LOCATION OF INCORPORATION         PERCENT
SUBSIDIARIES OF THE REGISTRANT         OR ORGANIZATION             OWNERSHIP
--------------------------------       ---------------            ----------

American Azide Corporation             Nevada                       100%

AMPAC, Inc.                            Nevada                       100%

AMPAC Farms, Inc.                      Nevada                       100%

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